Exhibit 1
Qimonda AG
Registered no par value Ordinary Shares in the form of American Depositary Shares (each representing one Ordinary Share) or Ordinary Shares
UNDERWRITING AGREEMENT
August [   ], 2006
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
As Representatives of the Several Underwriters listed in Schedule A hereto,
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629
Dear Sirs:
     1.1. Introductory. Qimonda AG, a stock corporation incorporated in the Federal Republic of Germany (“Germany”) and registered with the commercial register of the Local Court in Munich (the “Commercial Register”) under the number HRB 152545 (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell, and the Underwriters severally agree to purchase, an aggregate of 42,000,000 registered no par-value ordinary shares (“Shares”) of the Company (the “New Shares”), and Infineon Technologies AG, a stock corporation incorporated in Germany and registered with the Commercial Register under the number HRB 126492 (“Infineon”) agrees severally with the Underwriters to sell, and the Underwriters severally agree to purchase, an aggregate of 21,000,000 of registered no par-value ordinary shares of the Company (the “Existing Firm Underlying Shares”). The New Shares and the Existing Firm Underlying Shares are hereinafter together referred to as the “Firm Underlying Shares”. The Firm Underlying Shares will be deposited by Infineon with Citibank AG, as custodian (the “Custodian”) and delivered in the form of American Depositary Shares (the “Firm ADSs”) by the Custodian to Citibank, N.A., as depositary (the “Depositary”). The Firm Underlying Shares and the Firm ADSs are hereinafter together referred to as the “Firm Securities”. Credit Suisse Securities (USA) LLC (“Credit Suisse”), Citigroup Global Markets Inc. (“Citigroup”) and J.P.Morgan Securities Inc. (“J.P.Morgan”) shall act as representatives (the “Representatives”) of the Underwriters. Infineon also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 9,450,000 additional registered no par-value ordinary shares of the Company (the “Optional Underlying Shares”) as set forth below. The Existing Firm Underlying Shares and the Optional Underlying Shares are hereinafter together referred to as the “Existing Shares”. To the extent Optional Underlying Shares are sold to the Underwriters pursuant to such Option, such Optional Underlying Shares will be deposited by Infineon with the Custodian and delivered in the form of ADSs (the “Optional ADSs”) by the Custodian to the Depositary. The Optional Underlying Shares and the Optional ADSs are hereinafter together referred to as the “Optional Securities”. The Firm Securities and the Optional Securities are hereinafter together referred to as the “Offered Securities”. The ADSs and the Shares are hereinafter together referred to as the “Securities”.
     Each American Depositary Share (“ADS”) will represent one registered no par-value ordinary share of the Company. The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement (“Deposit Agreement”), to be dated as of the First Closing Date (as defined below), to be entered into among the Depositary, the Company and all holders and beneficial owners from time to time of the ADRs. Each reference herein to an ADR shall include the corresponding ADS, and vice versa. The Offered Securities will be offered in a public offering in the

United States of America and in private placements to qualified investors in other jurisdictions (the “Offering”).
     The Company and Infineon hereby agree with the several Underwriters as follows:
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
     (a) Filing and Effectiveness of Registration Statement. The Company has filed with the Commission a registration statement on Form F-1 (No. 333- ) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. Certain terms are defined at the end of this subsection. At any particular time, this initial registration statement, in the form then on file with the Commission, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means: 00 [a/p]m (Eastern time) on August ___, 2006.
     “Closing Date” has the meaning defined in Section 4 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

     “Exchange Act” means the Securities Exchange Act of 1934.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     A “Registration Statement” at any particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Statutory Prospectus” as of any particular time means the prospectus included in a Registration Statement immediately prior to that time, and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) On its respective Effective Date, on the date of this Agreement, on the date of the Pricing Agreement and on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, and at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.
     (c) Filing and Effectiveness of Registration Statement in respect of the ADSs. (i) A registration statement on Form F-6 (No. 333-[ ]) in respect of the ADSs has been filed with the Commission and such registration statement has become effective pursuant to the Rules and Regulations (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “ADS Registration Statement”), (ii) no stop order suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (iii) the ADS Registration Statement complies and, as amended or supplemented will comply in all material respects with the Act and the applicable Rules and Regulations, and (iv) the ADS Registration Statement, when it became effective, did not contain and, on each Closing Date and as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.
     (d) Ineligible Issuer Status. At the time of initial filing of the Initial Registration Statement and at the date of this Agreement, the Company (i) was not and is not an “ineligible issuer,” as defined in Rule 405 and (ii) was not and, in the preceding three years, had not been the subject of a bankruptcy petition or insolvency or similar proceeding.
     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated [ ], 2006 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) Good Standing of the Company. The Company is a stock corporation (Aktiengesellschaft) duly registered with the Commercial Register in Munich, Germany, and is validly existing under the laws of Germany, has the corporate power and authority to own, lease and operate its property as described in the General Disclosure Package and the Final Prospectus and to conduct its business and is duly qualified to transact business and is in good standing (if applicable) under the laws of each jurisdiction in which it owns, leases or operates its properties or conducts its business so as to require such qualification, except to the extent that the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

     (h) Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) is listed on Schedule C each a “Material Subsidiary” and, collectively, the “Material Subsidiaries”). Each Material Subsidiary has been duly incorporated and is existing and in good standing, if applicable, under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Material Subsidiary has been duly qualified to do business as a foreign corporation in good standing (if applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the General Disclosure Package and Final Prospectus, the capital stock of each Material Subsidiary, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
     (i) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been or, when issued will be, duly authorized; the equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company, including the New Shares when subscribed, paid for and registered with the Commercial Register and delivered as provided herein, are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, will be, validly issued, fully paid, nonassessable, freely transferable and free of any third party rights and conform to the description of the Offered Securities contained in the General Disclosure Package and the Final Prospectus; any preemptive rights of any existing shareholders in connection with the offer and sale of the Offered Securities are validly excluded or waived and will be validly excluded or waived at the respective time of delivery (Ausgabe); and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.
     (j) Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (k) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).
     (l) Listing. The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.
     (m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court in the jurisdictions listed on Schedule E attached hereto) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under German or U.S. state securities or blue sky laws and except for the filing of the application for registration of the capital increase and the registration of the capital increase creating the New Shares in the Commercial Register.

     (n) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, and with such exceptions as would not have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them (other than Intellectual Property, with regard to which warranties are given by the Company pursuant to Section 2(t) hereof), in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, and with such exceptions as would not have a Material Adverse Effect, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
     (o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Deposit Agreement, the Pricing Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation of any governmental agency or body or any court, domestic or foreign, or, to the Company’s knowledge, any order of any U.S. or German governmental agency or body of court, in each case having jurisdiction over the Company or any of its subsidiaries or any of their properties, (iii) or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, in the case of this clause (iii), where any such breach, violation, default or lien of any such agreement or instrument would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (p) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Material Subsidiaries is in violation of its respective charter or by-laws nor is the Company or any of its subsidiaries in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and the Pricing Agreement, when executed and delivered by the parties thereto, will have been duly authorized, executed and delivered by the Company.
     (r) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses (other than licenses relating to Intellectual Property with regard to which warranties are given pursuant to Section 2(t) below) and permits (“Licenses”) used in conducting its business as it is now conducted by them or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except where a failure to possess or comply with the terms of any such License would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (s) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.
     (t) Possession of Intellectual Property. Except as set forth in the General Disclosure Package and the Final Prospectus and except as could not reasonably be expected to result in a Material Adverse Effect, the Company, directly or through its subsidiaries, has (subject to any conflicts or infringements covered exclusively by the next succeeding sentence) sufficient interests in or rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology know-how, information, proprietary rights and processes (“Intellectual Property”) for the Company’s current business affairs (being the business of the Company and its subsidiaries taken as a whole) as described in the General Disclosure Package and the Final Prospectus. Except as disclosed in the General Disclosure Package and the Final Prospectus and except as could not reasonably be expected to result in a Material Adverse Effect, (i) to the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, and (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim, provided, however, that the representations made in each of (i) and (ii) are based on the evaluation the Company could reasonably conduct on the dates on which such representations were made. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its Material Subsidiaries has received any written communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the General Disclosure Package and the Final Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity other than any such as could not reasonably be expected, based on the evaluation the Company could reasonably conduct by the date on which the representation in this Section 2(t) is being made, to have a Material Adverse Effect. The Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their respective confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession, where the dissemination of such information could reasonably be expected to have a Material Adverse Effect.
     (u) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or, to the Company’s knowledge, any order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (v) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary-Our Carve-Out From Infineon”, “Risk Factors-Risks related to our operations-Some of our agreements with strategic partners, such as our Inotera Memories joint venture with Nanya, have restrictions on transfers of the shares of the ventures they create that could cause our ownership or equity interest in these ventures to revert to Infineon, if Infineon ceases to be our majority owner and Infineon is holding our interest in Inotera in trust for us, which could subject us to loss were Infineon to become insolvent”, “Risk Factors-Risks related to our operations-Sanctions in the United States and other countries against us and other DRAM producers for anticompetitive practices in the DRAM industry and related civil litigation may have a direct or indirect material adverse effect on our operations”, “Risk Factors-Risks related to our operations-An unfavorable outcome in the pending securities litigation against Infineon or the incurrence of significant costs in the defense of this litigation may have a direct or indirect material adverse effect on our operations-Risk Factors-Risks related to our operations-We may not be able to protect our proprietary intellectual property or obtain rights to intellectual property of third parties needed to operate our business”, “Risk Factors-Risks related to our operations-We may be accused of infringing the intellectual property rights of others”, “Articles of Association”, “Related Party Transactions”, “Taxation”, “Description of American Depositary Shares”, “Shares Eligible for Future Sale”, “Our Business-Strategic Alliances and Agreements”, “Our Business-Intellectual Property” and “Our Business-Legal Matters”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required by the applicable Rules and Regulations to be presented therein.
     (w) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement or a Statutory Prospectus, including but not limited to the market reports referred to in the General Disclosure Package and the Final Prospectus under the heading “Presentation of Financial and Other Information”, are based on or derived from sources that the Company believes to be reliable and accurate.
     (x) Internal Controls and Compliance with Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Supervisory Board and Management Board are all in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and upon the listing of the ADSs, the Company will be in compliance with the rules of the New York Stock Exchange, including those of its corporate governance standards applicable to foreign private issuers. The Company and each Material Subsidiary maintain a system of internal controls for themselves and their subsidiaries (collectively, “Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with their respective management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Upon consummation of the offering of the Offered Securities, the Company’s system of Internal Controls will be overseen by the audit committee (the “Audit Committee”) of the Company’s Supervisory Board. The Company has not publicly disclosed or reported to the Audit Committee or the Supervisory Board, and within the next 135 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Supervisory Board, a significant deficiency, material weakness, change in Internal Controls, or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws (as defined below). “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (“PCAOB Rules” and “PCAOB,” respectively), and the rules of the New York Stock Exchange (“Exchange Rules”).
     (y) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer and Chief Financial Officer of the Company that, except as set forth in the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements and the schedules attached thereto for the annual or interim periods for which financial statements are included in the General Disclosure Package and the Final Prospectus; or (iii) any Internal Control Event.
     (z) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Deposit Agreement, and the Pricing Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.
     (aa) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company, its consolidated subsidiaries, and Inotera Memories, Inc. (“Inotera”) as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except that, in the case of Inotera, such financial statements have been prepared in conformity with generally accepted accounting principles in the Republic of China.
     (bb) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since September 30, 2005 (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse to the Company and its subsidiaries, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
     (cc) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (dd) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of Germany and any political subdivision thereof, all dividends and other distributions declared and payable on the Underlying Shares may be paid by the Company to the holder thereof in Euros that may be converted into foreign currency and freely transferred out of Germany and all such payments made to holders thereof or therein who are non-residents of Germany will not be subject to income, withholding or other taxes under laws and regulations of Germany or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Germany or any political subdivision or taxing authority thereof or therein.
     (ee) Compliance with Anti-Bribery and Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the FCPA or any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or any other law, rule or regulation of similar purpose and scope, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and (ii) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency and any Executive order, directive, or regulation pursuant to the authority thereof, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ff) Absence of Tax Issues. The Company and its subsidiaries have duly filed with the appropriate taxing authorities all U.S. federal, state, local and non-U.S. tax returns, reports and other information (“Tax Returns”) that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
     (gg) Insurance Coverage. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and, except as set forth in the General Disclosure Package and Final Prospectus, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; except as set forth in the General Disclosure Package and the Final Prospectus, neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.
     (hh) Deposit Agreement and ADSs. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, will under applicable U.S. law and German law constitute a valid, binding and enforceable agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles, and, assuming the accuracy and compliance with the representations, warranties and covenants made by the Company and Infineon herein, upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Underlying Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement free and clear of all liens, encumbrances or claims; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus.
     (ii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Company, including the Offered Securities, except that no representation or warranty is made with respect to or in connection with any action taken by or on behalf of any Underwriter or any affiliate of any of them or any of their partners, members, directors, officers, employees or agents.
     (jj) Passive Foreign Investment Company. The Company was not a passive foreign investment company (“PFIC”) or a “controlled foreign corporation” as such terms are defined under section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for its taxable year ended September 30, 2005 and, based on the Company’s current and projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.
     (kk) Personal Jurisdiction. The Company has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court.
     (ll) Absence of Immunity from Jurisdiction. The Company and its subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York or (iii) Germany or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, or this Agreement, the Pricing Agreement, the Deposit Agreement or actions to enforce judgments in respect thereof.
     (mm) Absence of Stamp Duties and Transfer Taxes. No stamp or other issuance or transfer taxes or duties or similar taxes are payable by or on behalf of the Underwriters, the Company, or the purchasers of the Offered Securities to any taxing authority in connection with (i) the sale and delivery of New Shares by the Company, in accordance with the terms of this Agreement and the Pricing Agreement or (ii) the sale and delivery by the Underwriters of New Shares in accordance with the terms of this Agreement to purchasers thereof.
     (nn) Contribution Agreements. The contribution agreement between the Company and Infineon dated 25 April 2006 (the “Infineon Contribution Agreement”), and the contribution agreement between the Company and Infineon Technologies Holding B.V., a corporation incorporated in The Netherlands (“Holding”) dated 4 May 2006 (the “Holding Contribution Agreement, and together with the Infineon Contribution Agreement, the “Contribution Agreements”) are valid, legally binding and enforceable against the Company, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles. The Company has duly performed all of the obligations under each of the Contribution Agreements required to be performed by it as of the date on which the representation in this Section 2(nn) is being made.
     (oo) Foreign Assets Control. Neither the Company nor any of its subsidiaries nor any director or officer, of the Company, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in a manner prohibited by any of such U.S. sanctions.
     3. Representations and Warranties of Infineon. Infineon severally represents and warrants to, and agrees with, the several Underwriters that:
     (a) Good Standing. Infineon is a stock corporation (Aktiengesellschaft) duly registered with the Commercial Register in Munich, Germany, and is validly existing under the laws of Germany.
     (b) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Infineon, and the Pricing Agreement, when executed and delivered by the parties thereto, will have been duly authorized, executed and delivered by Infineon.
     (c) Offered Securities. Infineon has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Existing Shares to be delivered by Infineon on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Existing Shares to be delivered by Infineon on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the Depositary through the Custodian will, subject to the Deposit Agreement, acquire valid and unencumbered title to the Offered Securities to be delivered by Infineon on such Closing Date. Upon the deposit of the Existing Firm Underlying Shares with the Depositary or the Custodian pursuant to the Deposit Agreement in accordance with the terms thereof against issuance of ADRs representing the ADSs, all right, title and interest in such Existing Firm Underlying Shares, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances or claims, subject to the Deposit Agreement; and upon delivery of the ADRs and payment therefor pursuant hereto, good and valid title to such ADRs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.
     (d) Compliance with Securities Act Requirements. (i) On its respective Effective Date, on the date of this Agreement, on the date of the Pricing Agreement and on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, and at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact with respect to such information required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.
     (e) General Disclosure Package. As of the Applicable Time, neither the General Disclosure Package nor any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact, required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof.
     (f) Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between Infineon and any person that would give rise to a valid claim against Infineon or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (g) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the sale of the Existing Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or, to Infineon’s knowledge, any order of any German or U.S. governmental agency or body or any court having jurisdiction over Infineon or any agreement or instrument to which Infineon is a party or by which Infineon is bound, or the charter or by-laws of Infineon.
     (h) Infineon Contribution Agreement. The Infineon Contribution Agreement is valid, legally binding and enforceable against Infineon except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles. Infineon has duly performed all of its obligations under said contribution agreement required to be performed by it as of the date on which the representation in this Section 3(h) is being given. Except as disclosed in the General Disclosure Package and the Final Prospectus, all assets owned by Infineon, including but not limited to the Intellectual Property, know how, fixed assets, current assets, contracts and personnel necessary to conduct the business, including research and development, of the Company and its Material Subsidiaries substantially as such business, including research and development, was conducted (directly or indirectly) by Infineon prior to the contribution, have validly been transferred to the Company by way of the Infineon Contribution Agreement and due performance thereunder or, in case of Intellectual Property owned by Infineon not transferred, the Company was granted a license pursuant to such contribution agreement, conferring to it materially the same position to use the Intellectual Property not transferred as Infineon enjoyed prior to the contribution.
     (i) Absence of Stamp Duties and Transfer Taxes. No stamp or other issuance or transfer taxes or duties or similar taxes are payable in the United States or Germany by or on behalf of the Underwriters, the Company, or the purchasers of the Offered Securities to any taxing authority thereof or therein in connection with (i) the sale and delivery of Existing Shares by Infineon, in accordance with the terms of this Agreement and the Pricing Agreement or (ii) the sale and delivery by the Underwriters of Existing Shares in accordance with the terms of this Agreement to purchasers thereof.

     (j) Issuance of ADRs Representing the Existing Shares. Infineon has deposited, or will deposit on or prior to the Firm Securities Closing Date, the Existing Firm Underlying Shares with the Custodian against the issuance, by the Depositary, of the ADRs evidencing the ADSs to be sold by it, acting through the Company as provided hereunder, to the Underwriters and has instructed or will instruct the Depositary to deliver such ADSs to the Underwriters against payment by the Underwriters therefor at the First Closing Date.
     (k) Absence of Manipulation. Infineon has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Company, including the Offered Securities, except that no representation or warranty is made with respect to or in connection with any action taken by or on behalf of any Underwriter or any affiliate of any of them or any of their partners, members, directors, officers, employees or agents.
     (l) Personal Jurisdiction. Infineon has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court.
     (m) Absence of Immunity to Jurisdiction. Infineon and its subsidiaries have no immunity from jurisdiction of any court of (i) Portugal, the People’s Republic of China, the Republic of China (Taiwan), or Malaysia, (ii) the United States or the State of New York, or (iii) Germany or any political subdivision thereof or from any legal process in any of such jurisdictions (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, or this Agreement, the Pricing Agreement or actions to enforce judgments in respect thereof.
     (n) Absence of Further Requirements. All consents, approvals, authorizations and orders necessary for the execution and delivery by Infineon of this Agreement, the Pricing Agreement, for the sale and delivery to the Underwriters of the Existing Firm Underlying Shares to be sold by Infineon hereunder, in the form of ADSs or otherwise, and for the performance by Infineon of its obligations hereunder have been obtained and are in full force and effect except such as may be required under German or U.S. state securities or blue sky laws; and Infineon has full right, power and authority to enter into this Agreement to sell and deliver to the Underwriters the Existing Firm Underlying Shares to be sold hereunder, in the form of ADSs or otherwise.
     (o) Holding Contribution Agreement. The Holding Contribution Agreement is valid, legally binding and enforceable against Holding except as may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles. Holding has duly performed all of its obligations under said contribution agreement required to be performed by it as of the date on which the representation in this Section 3(o) is being given. Except as disclosed in the General Disclosure Package and the Final Prospectus, all assets owned by Holding, including but not limited to the Intellectual Property, know how, fixed assets, current assets, securities such as shares of stock or other equity interests, contracts and personnel necessary to conduct the business, including research and development, of the Company and its Material Subsidiaries substantially as such business, including research and development, was conducted (directly or indirectly) by Holding prior to the contribution, have validly been transferred to the Company by way of the Holding Contribution Agreement and due performance thereunder or, in case of Intellectual Property not transferred, the Company was granted a license pursuant to such contribution agreement, conferring to it materially the same position to use the Intellectual Property owned by Holding not transferred as Holding enjoyed prior to the contribution.
     (p) Compliance with Anti-Bribery and Anti-Money Laundering Laws. Neither Infineon nor any of its subsidiaries, nor any director or officer of Infineon, nor, to the knowledge of

Infineon, any agent, employee or affiliate of Infineon or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the FCPA or any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or any other law, rule or regulation of similar purpose and scope, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and Infineon, its subsidiaries and, to the knowledge of Infineon, its affiliates have conducted its businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and (ii) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The operations of Infineon and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency and any Executive order, directive, or regulation pursuant to the authority thereof, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Infineon or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of Infineon, threatened.
     (q) Foreign Assets Control. Neither Infineon nor any of its subsidiaries nor any director or officer of Infineon, nor to the knowledge of Infineon, any employee, agent or affiliate of Infineon or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Infineon will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC in a manner prohibited by any of such U.S. sanctions.
     (r) Inotera. Inotera has been duly incorporated and is existing and in good standing, if applicable, under the laws of Taiwan, with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing (if applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of Inotera has been duly authorized and validly issued and is fully paid and nonassessable, and, except as disclosed in the General Disclosure Package and the Final Prospectus, the capital stock of Inotera that is owned by Infineon is owned free from liens, encumbrances and defects in trust for the Company.
     4. Purchase, Sale and Delivery of the Offered Securities.
     (a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, (i) the Company agrees to issue and sell to the several Underwriters the

New Shares at the Issue Price (as defined below) per share (plus, in accordance with subsection (c) hereof, the Excess Proceeds Amount) and each of the Underwriters agrees, severally and not jointly, to underwrite and purchase from the Company the respective number of New Shares set forth opposite the names of the Underwriters in Schedule A to the Pricing Agreement under the column captioned “Number of New Shares to Be Purchased by the Underwriters”, (ii) Infineon agrees to sell to the several Underwriters and each Underwriter agrees to underwrite and purchase from Infineon, severally and not jointly, the respective number of Existing Firm Underlying Shares set forth opposite the name of the Underwriters in Schedule A to the Pricing Agreement under the column captioned “Number of Existing Firm Underlying Shares to be Purchased from Infineon”, each at the Offer Price (as defined below) per share less the commissions pursuant to subsection (l) hereof, and (iii) Infineon agrees to sell to the several Underwriters, at the option of the Underwriters, an aggregate of not more than 9,450,000 Optional Underlying Shares as set forth in Schedule A to the Pricing Agreement in the column captioned “Number of Optional Underlying Shares to be Purchased from Infineon if Over-Allotment Exercised in Full”, each at the Offer Price (as defined below) per share less the commissions pursuant to subsection (l) hereof, it being understood that if any Optional Underlying Shares are sold, each Underwriter agrees to purchase that number of Optional Underlying Shares which bears the same proportion to the total number of Optional Underlying Shares as the proportion of the New Shares purchased by such Underwriter to the total number of New Shares purchased by all Underwriters, subject at all times to the Representatives’ right to make any necessary adjustments to prevent the sale or purchase of fractional shares.
     (b) The offer price at which each Offered Security shall be offered for sale to investors (the “Offer Price”) shall be in U.S. dollars and set forth in the Pricing Agreement (as defined below).
     (c) On or about [ ], 2006 the parties hereto expect to enter into a pricing agreement essentially in the form set out in Schedule D hereto (the “Pricing Agreement”), which shall set forth, among other things, the Offer Price. The aggregate U.S. dollar amount to be paid by the Underwriters to the Company pursuant to the Pricing Agreement in respect of the New Shares sold shall be the number of New Shares sold multiplied by the Offer Price, less the total Issue Price (as defined below) for the New Shares and less the commissions specified in subsection (l) in respect of the New Shares sold as set forth in subsection (d) and less any expenses payable but not yet paid by the Company to the Underwriters pursuant to (and evidenced as provided in) Section 6(A)(i) (the “Excess Proceeds Amount”). For purposes of determining the Excess Proceeds Amount, the Issue Price shall be translated into U.S. dollars at the exchange rate used to convert any U.S. dollar amounts to euro for the purpose of paying the Issue Price in euro.
     (d) Subject to the conditions set out in Section 8 hereof, Citigroup Global Markets Deutschland AG & Co. KGAA (“Citigroup Deutschland”) for the account of the Underwriters as provided in subsection (e) below, agrees to subscribe for, on the date hereof, the New Shares at an issue price of €2.00 per share each (the “Issue Price”), to pay to the Company an amount (the “Initial Contribution”) equal to €0.50 (being 25% of the Issue Price) for each of the subscribed New Shares in accordance with subsection (f) below for the purpose of effecting the registration of the consummation of the capital increase in the Commercial Register and to cause on the date of such registration payment to the Company of €1.50 (being 75% of the Issue Price) for each of the subscribed New Shares (the “Remaining Contribution”).
     (e) For the purpose of effecting the capital increase and the issuance of the New Shares, the Underwriters authorize Citigroup Deutschland to subscribe for the New Shares to be underwritten by the Underwriters at the Issue Price pursuant to the conditions below, and to make available to the Company the full amount of the Issue Price for the New Shares as provided in subsection (d) above. Citigroup Deutschland shall thereby act in its own name, and for the account of the Underwriters. Citigroup Deutschland shall not be liable for the performance of the obligations of the other Underwriters to pay the Excess Proceeds Amount in accordance with subsection (i) hereof.
     (f) (i) For the purpose of registering the consummation of the capital increase representing the New Shares in the Commercial Register, Citigroup Deutschland shall, in accordance with the foregoing, and subject to the conditions stated herein, deliver to the Company a subscription certificate in the form attached as Exhibit A hereto (Zeichnungsschein – the “Subscription Certificate”) on the date hereof, duly signed in duplicate form pursuant to Section 185 of the German Stock Corporation Act (Aktiengesetz – “AktG”) and representing [ ] New Shares, such Subscription Certificate, in accordance with its terms, to expire on [ ], 2006, and the Representatives (at the split of 40% Citigroup, 40% Credit Suisse and 20% JP Morgan) shall effect payment of the Initial Contribution in respect of the New Shares subscribed for by Citigroup Deutschland with value as of [ ], as initial payment pursuant to Section 36a (1) AktG, to a special account of the Company at Citigroup Deutschland entitled Sonderkonto Kapitalerhöhung (the “Capital Increase Account”), such account to be non-interest bearing and free of charges. Following the deposit in the Capital Increase Account of an amount equal to the Initial Contribution by the Representatives, Citigroup Deutschland shall cause delivery to the Company of a certificate in the form attached as Exhibit B hereto (the “Bank Certificate”), confirming such deposit (Sections 203 (1), 188 (2), 36 (2), 36a (1) and 37 (1) AktG).
     (ii) Promptly upon receipt of the Subscription Certificate and the Bank Certificate pursuant to subsection (f)(i) above, the Company shall file the application for the registration of the consummation of the increase in capital with the Commercial Register. The parties intend to file the application for the registration at the latest by 9.00 CET on [ ], 2006, being the date on which the Offer Price is expected to be determined. Copies of all documents filed with the Commercial Register in connection with the registration of the consummation of the increase in capital shall be delivered to the Representatives and Citigroup Deutschland promptly upon such filing.
     (iii) Promptly upon the registration of the consummation of the increase in capital in the Commercial Register the Company shall, by telefax with the original copy to follow promptly by courier, furnish the Representatives and Citigroup Deutschland with a certified excerpt of the registration notice of the Commercial Register and a certified excerpt from the Commercial Register, evidencing the registration of the consummation of the increase in capital.
     (iv) If the registration in the Commercial Register of the consummation of the increase in the Company’s capital in an amount of €[ ] has not been effected by 24.00 CET on [ ], 2006 (which date and time may by notice to the Company be postponed by the Representatives acting jointly in their sole discretion on behalf of the Underwriters) and in agreement with Citigroup Deutschland, the Subscription Certificate for the New Shares shall expire and the Representatives may obtain repayment of the Issue Price by canceling the credit of the aggregate Initial Contribution already paid for the New Shares to the Capital Increase Account. In such event, the Representatives, on behalf of the Underwriters, Citigroup Deutschland, and the Company may agree that Citigroup Deutschland submits a new Subscription Certificate for the New Shares (to expire in accordance with its terms on a date to be mutually determined by the Representatives – acting on behalf of the Underwriters – Citigroup Deutschland and the Company and Infineon) and effect a new credit of the aggregate Initial Contribution for the New Shares to the Capital Increase Account. If the Representatives, on behalf on the Underwriters, Citigroup Deutschland, the Company and Infineon have not agreed on the submission of a new Subscription Certificate for the New Shares on or prior to [ ], 2006, all obligations of the Underwriters to subscribe for and underwrite the New Shares and to purchase the Existing Firm Underlying Shares from the Infineon as well as all obligations of the Company to issue and sell the New Shares and of the Infineon to sell the Existing Firm Underlying Shares to the Underwriters shall terminate. In this event the reimbursement obligation of the Company with respect to costs, charges and expenses incurred pursuant to the terms of Section 6(A)(i) and the provisions set out in Section 10 of this Agreement shall remain in full force and effect.
     (g) On the date of registration of the consummation of the increase in capital in the Commercial Register and for value on such date, the Representatives (at the split of 40% Citigroup Deutschland, 40% Credit Suisse and 20% JP Morgan) shall cause payment of the Remaining

Contribution for the New Shares to be made to the Company against delivery of the Global Share Certificate(s) pursuant to subsection (h) to the Capital Increase Account.
     (h) Promptly on the day on which the consummation of the increase in capital relating to the New Shares is registered in the Commercial Register and for value on such date, the Company shall deliver to Citigroup Deutschland one or more global share certificate(s) which shall bear a blank endorsement in the form attached as Exhibit C hereto (each a “Global Share Certificate”) representing the New Shares, against payment of the Remaining Contribution by the Representatives pursuant to subsection (g). Citigroup Deutschland on behalf of the Representatives shall deliver the Global Share Certificate(s) to the Custodian on or prior to the First Closing Date (as defined below), to enable delivery by the Representatives of the Firm ADSs to the other Underwriters or to investors, as the case may be, by way of book-entry.
     (i) Subject to the conditions stated herein, the Representatives shall cause payment for the New Shares to the Company, on behalf of the several Underwriters in satisfaction of their obligations to underwrite the New Shares to be issued by the Company hereunder, of the Excess Proceeds Amount. All such payment shall be made on [ ], 2006, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being referred to herein as the “First Closing Date”, in Federal (same day) funds, by official bank check or checks or wire transfer to the Capital Increase Account maintained by the Company at [ ] in U.S. dollars. In the absence of instructions by the Company to the contrary, the Representatives shall promptly thereafter transfer the complete balance of the Capital Increase Account to the accounts of the Company at [ ], for value on the First Closing Date.
     (j) Certificates in negotiable form for the Existing Firm Underlying Shares to be sold by Infineon hereunder have been placed in custody, for delivery under this Agreement (unless this Agreement is terminated in accordance with Section 9, in which case the provisions contained therein shall apply). Infineon agrees that the shares represented by the certificates held in custody for Infineon by the Custodian are subject to the interests of the Underwriters hereunder. The Custodian will credit the Existing Firm Underlying Shares to the Depositary, which will deliver ADSs in respect thereof to the Representatives for the accounts of the Underwriters against payment of the purchase price, which will be the sum total of the Offer Price per share multiplied by the number of Existing Firm Underlying Shares purchased less the commissions deducted pursuant to subsection (l) hereof, in Federal (same day) funds, by official bank checks or wire transfers to accounts at a bank acceptable to the Representatives drawn to the order of Infineon at the First Closing Date. The certificates for the Existing Firm Underlying Shares so to be delivered will be in definitive form, and shall be delivered to the Custodian on or prior to the First Closing Date, to enable delivery by the Representatives of the ADSs in respect thereof to the other Underwriters or to investors, as the case may be, by way of book-entry.
     (k) Upon written notice from the Representatives given to the Company and Infineon from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Offer Price per share. Infineon agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     The time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each

Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. Infineon will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price, which will be the sum total of the Offer Price per share multiplied by the number of Optional Securities Purchased less the commissions deducted pursuant to subsection (l) hereof, in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of [ ], at the [above] office of [ ] at the Optional Closing Date. The Optional Securities being purchased on each Optional Closing Date will be in definitive form and in the form attached as Exhibit D hereto, and will be made available for checking and packaging at the office of [ ]at a reasonable time in advance of each Optional Closing Date.
     (l) As compensation for the Underwriters’ commitments, the Company and Infineon, severally and not jointly, shall pay to the Representatives for the Underwriters’ proportionate accounts the sum of · % of the Offer Price per share times the total number of Offered Securities purchased by the Underwriters from the Company and Infineon, as applicable, on each Closing Date. Such payment (i) with respect to the New Shares will be made on the First Closing Date by deduction of the commission payable in respect of the New Shares from the Offer Price as provided for in Section 4(c) hereof, (ii) with respect to the Existing Firm Underlying Shares will be made on the First Closing Date by deduction of the commission payable in respect of the Existing Firm Underlying Shares from the Offer Price as provided for in Section 4(k) hereof, and (iii) with respect to Optional Securities will be made on the Optional Closing Date by deduction of the commission payable in respect of the Optional Securities from the Offer Price as provided for in Section 4(l) hereof.
     5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     6. Certain Agreements. (A) The Company agrees with the several Underwriters and Infineon that:
     (a) Additional filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement, the ADS Registration Statement, or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent which will not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and the ADS Registration Statement, (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement, the ADS Registration Statement, or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Duty to Amend or Supplement the General Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the General Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) Duty to Amend or Supplement the Final Prospectus. If, at any time, when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters, upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.
     (e) Availability of Earnings Statement. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
     (f) Copies of Registration Statements and Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (of which three will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, if practicable, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (g) Qualification of Offered Securities. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably request and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject, (iii) subject itself to taxation in any such jurisdiction or (iv) qualify the Offer Securities for sale pursuant to a public offering other than in the United States.
     (h) Annual Report to Stockholders. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
     (i) Fees and Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Pricing Agreement, including but not limited to (A) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the state securities or “blue sky” laws of such jurisdictions in the United States as the Representatives reasonably request (including those reasonable fees and disbursements of counsel to the Underwriters incurred in connection with such qualifications) and the preparation and printing of memoranda relating thereto, (B) costs and expenses related to the review by the National Association of Securities Dealers, Inc. of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), (C) the Company’s costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, (D) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, (E) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (F) and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and (G) for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. In addition to the foregoing, the Company will pay the Representatives of behalf of the Underwriters on the First Closing Date reasonable out-of-pocket expenses incurred by the Underwriters (up to an aggregate amount of $750,000, exclusive of Value Added Tax or similar taxes, if such tax or taxes are applicable). In addition, the Company will also pay the fees and expenses of the Qualified Independent Underwriter.
     (j) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

     (k) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any securities of the Company, including the Offered Securities, except that no representation, warranty or agreement is made with respect to or in connection with any action taken by or on behalf of any Underwriter or any affiliate of any of them or any of their partners, members, directors, officers, employees or agents to facilitate the sale or resale of the Offered Securities.
     (l) Stamp and Other Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (m) Lock-Up Period. For the period specified below (the “Lock-Up Period”), the Company will not without the prior written consent of the Representatives, directly or indirectly, take any of the following actions with respect to its Securities, or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action. The Lock-Up Period will commence on the date hereof and continue for 190 days after the date of the commencement of the public offering of the Offered Securities or such earlier date that the Representatives consent to in writing. The above shall not apply to (i) the Offered Securities to be sold hereunder; (ii) the issuance by the Company of shares or options pursuant to the plans described in the Final Prospectus under “Management — Employee Stock Option and Employee Share Purchase Programs” or warrants or the conversion of a security outstanding on the date hereof which the Underwriters have been advised in writing; (iii) securities issued as consideration in connection with strategic acquisition, investment or alliance to be entered into by the Company or any of its affiliates; and (iv) any securities issued in the course of an increase in capital of the Company against contributions of assets (other than current assets); provided, in the cases of clauses (iii) and (iv), that the transferee agrees in writing to be bound by the terms of this subsection 6(A)(m).
     (B) Certain Agreements of Infineon. Infineon agrees with the several Underwriters and the Company that:
     (a) Expenses of Infineon. Infineon will pay all of its own out-of-pocket expenses incident to the performance of its obligations, as the case may be, under this Agreement.
     (b) Stamp and Other Taxes. Infineon will pay any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Existing Firm Underlying Shares and the Optional Underlying Shares and arising as a result of its execution and delivery of this Agreement. All payments to be made by Infineon hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless Infineon is compelled by law to deduct or withhold such taxes, duties or charges. In that event, Infineon shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (c) Lock-Up Period. During the Lock-Up Period Infineon will not, without the prior written consent of the Representatives, directly of indirectly, take any of the following actions with respect to the Lock-Up Securities; (i) offer, sell, contract to sell or pledge Lock-Up Securities or (ii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Lock-Up Securities. The Lock-Up Period will commence on the date hereof and will continue for 190 days after the date of the commencement of the public offering of the Offered Securities or such earlier date that the Representatives consent to in writing. The above shall not apply to (i) the Offered Securities to be sold hereunder; (ii) transfers of Securities effected within the Infineon group of companies; and (iii) transactions between Infineon and the Company in relation to the funding of options granted to directors or employees of the Company or any of its affiliates; in the case of each of clause (i), (ii), and (iii), the transferee agrees in writing to be bound by the terms of this subsection 6(B)(c).
     (d) Use of Proceeds. Except as disclosed in the General Disclosure Package and the Final Prospectus, Infineon does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (e) Stabilization. Infineon will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (f) Deposit of the Firm Underlying Shares. Infineon shall, prior to the First Closing Date, deposit the Existing Firm Underlying Shares underlying the ADSs to be sold hereunder with the Depositary in accordance with the terms of the Deposit Agreement.
     7. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, not to be unreasonably withheld, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 able to be satisfied on its part to avoid a requirement to file with the Commission any electronic road show; provided, however, that no such representation or agreement is made with respect to any action or failure to act by or on behalf of any Underwriter.
     8. Conditions of the Obligations of the Underwriters.
     (a) Conditions regarding Subscription of New Shares. The obligation of Citigroup Deutschland for the account of the Underwriters to deliver the Subscription Certificate and to pay the Initial Contribution for the New Shares pursuant to Section 4 will be subject to the accuracy of the representations and warranties of the Company and Infineon herein (as though made at the time of the delivery to the Company of the Subscription Certificate by the Representatives (the “Subscription Time”)), to the accuracy of the statements of the officers of the each of the Company and Infineon made pursuant to the provisions hereof, to the performance by the Company and Infineon of their obligations hereunder to be performed at or prior to Subscription Time and to the following additional conditions precedent:
     (i) Effectiveness of Registration Statement. The Initial Registration Statement, and any Additional Registration Statement filed with the Commission prior to the time this Agreement is executed, shall have become effective at or before the time this Agreement is executed and no stop order suspending the effectiveness of a Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.
     (ii) Opinion of German Counsel for the Company and Infineon. The Representatives shall have received an opinion dated the Subscription Time, of Cleary Gottlieb Steen & Hamilton LLP, German counsel for the Company and Infineon, in the form of Exhibit E hereto.
     (iii) Opinion of German Counsel for the Underwriters. The Representatives shall have received from Shearman & Sterling LLP, German counsel for the Underwriters, an opinion dated the Subscription Time, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (v) Officer’s Certificate of the Company. The Representatives shall have received a certificate, dated the Subscription Time, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Subscription Time; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge (based solely on a telephonic confirmation by the representative of the Commission), are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements in the Registration Statement, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Registration Statement or as described in such certificate.
     (vi) Officer’s Certificate of Infineon. The Representatives shall have received a certificate, dated the Subscription Time, of an executive officer of Infineon and a principal financial or accounting officer of Infineon in which such officers shall state that: the representations and warranties of Infineon in this Agreement are true and correct; and Infineon has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Subscription Time.
     (vii) Receipt of Corporate Resolutions. The Representatives shall have received certified copies of the shareholders’ resolutions and the resolutions of the supervisory board and the management board of the Company authorizing the issuance and sale of the Offered Securities and of the resolutions of the supervisory board (if any) and the management board of Infineon, authorizing the sale of the Offered Securities.
     (b) Conditions precedent to the Pricing Agreement. The obligation of the several Underwriters to execute the Pricing Agreement and pay the Excess Proceeds Amount will be subject to the accuracy of the representations and warranties of the Company and Infineon herein (as though made at the time of the execution and delivery by the parties thereto of the Pricing Agreement (the “Pricing Time”)), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and Infineon of their obligations hereunder to be performed at or prior to the Pricing Time and to the following additional conditions precedent:

     (i) Accountants’ Comfort Letter. The Representatives shall have received a letter, dated the date hereof, of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft (“KPMG”) confirming that KPMG is a registered public accounting firm and are independent public accountants within the meaning of the Securities Laws and substantially in the form of Exhibit F hereto.
     (ii) Opinion and Disclosure Letter of U.S. Counsel for Company. The Representatives shall have received an opinion and a disclosure letter, each dated the Pricing Time, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and Infineon, in the respective forms of Exhibit G and H hereto.
     (iii) Opinion and Disclosure Letter of U.S. Counsel for the Underwriters. The Representatives shall have received from Shearman & Sterling LLP, U.S. counsel for the Underwriters, such opinion and disclosure letter, each dated the Subscription Time, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to issue such letter.
     (iv) Officer’s Comfort Letter. The Representatives shall have received a letter, dated the date hereof, of the Chief Financial Officer of the Company in form and substance satisfactory to the Representatives.
     (c) Conditions regarding First Closing Date and Optional Closing Date. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein and Infineon (as though made on such Closing Date), to the accuracy of the statements of Company officers made in the Officer’s Certificate, to the performance by the Company and Infineon of their obligations hereunder and to the following additional conditions precedent (as applicable):
     (i) Accountants’ Comfort Letter. The Representatives shall have received a letter, dated the First Closing Date, of KPMG confirming that is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Exhibit F hereto (except that, the specified date referred to in Exhibit F hereto shall be a date no more than three days prior to each First Closing Date).
     (ii) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.
     (iii) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the majority in interest of the Underwriters including the Representatives is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating, if any, of debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or German or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the majority in interest of the Underwriters, including the Representatives, impractical to market or enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York or German authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or Germany or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Germany, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (iv) Opinion and Disclosure Letter of U.S. Counsel for Company and Infineon. The Representatives shall have received an opinion and a disclosure letter, each dated the First Closing Date, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and Infineon, in the respective forms of Exhibit I and Exhibit J hereto.
     (v) Opinion of German Counsel for Company and Infineon. The Representatives shall have received an opinion dated the First Closing Date, of Cleary Gottlieb Steen & Hamilton LLP, German counsel for the Company and Infineon, in the forms of Exhibit K hereto.
     (vi) Opinion and Disclosure Letter of U.S. Counsel for Underwriters. The Representatives shall have received from Shearman & Sterling LLP, U.S. counsel for the Underwriters, such disclosure letter, opinion or opinions, each dated the First Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (vii) Opinion of German Counsel for Underwriters. The Representatives shall have received from Shearman & Sterling LLP, German counsel for the Underwriters, such opinion or opinions, dated the First Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (viii) (1) Officer’s Certificate of the Company. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge (based solely on a telephonic confirmation of a representative of the Commission), are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.
     (2) Officer’s Certificate of Infineon. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of Infineon and a principal financial or accounting officer of Infineon in which such officers shall state that the representations and warranties of Infineon in this Agreement are true and correct, and Infineon has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (ix) Delivery of Global Share Certificate representing the New Shares. The Company shall have delivered to the Representatives, (i) in accordance with, and at the time provided for, in Section 4(h) a duly executed Global Share Certificate evidencing the New Shares, and (ii) in accordance with, and at the time provided for, in Section 4(f)(iii) a certified excerpt from the Commercial Register evidencing the Capital Increase represented by the New Shares.
     (x) Delivery of the Existing Shares. Infineon shall have transferred the Existing Shares to be sold in accordance with Section 4 above.
     (xi) Execution of Pricing Agreement. The Pricing Agreement shall have been duly executed and delivered by the Company, Infineon and the Representatives on behalf of the several Underwriters, there being no obligation to execute the Pricing Agreement.
     (xii) Officer’s Comfort Letter. The Representatives shall have received a letter, dated the First Closing Date, of the Chief Financial Officer of the Company in form and substance satisfactory to the Representatives.
     (d) The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Subscription Time, the First Closing Date, an Optional Closing Date or otherwise.
9. Termination. The Representatives may at their option and in their sole discretion on behalf of the several Underwriters terminate this Agreement (i) at any given time prior to the Pricing Time by notice to the Company and Infineon if the Representatives determine that (x) any of the conditions referred to in Section 8(a) shall not be satisfied at the Subscription Time; or (y) any of the conditions referred to in Section 8(b) shall not be satisfied at the Pricing Time; or (z) a material adverse change referred to in Section 8(c)(iii) has occurred at any time between the date of this Agreement and the Pricing Time, or (ii) on the First Closing Date if any of the conditions referred to in 8(c) has not been satisfied on the First Closing Date (each of the events set forth in clauses (i) and (ii), a “Termination Event”), it being understood that in each (i) and (ii), before the Representatives terminate this Agreement pursuant to Section 8(c)(iii) hereof, they shall notify the Company and Infineon, if practicable in the sole discretion of the Representatives, of their decision to terminate this Agreement pursuant to section 8(c)(iii). Upon the occurrence of a Termination Event or in the event that the Pricing Agreement shall not have been duly executed and delivered by all parties thereto in accordance with Section 8(c)(ix) the following shall apply:
     (a) Prior to Filing of Subscription Certificate. Should the Termination Event occur before the Subscription Certificate for the New Shares has been filed with the Commercial Register, the obligation of the Representatives to subscribe the New Shares and the obligation of the Underwriters to acquire the Offered Securities may be cancelled and this Agreement may be terminated by the Representatives at their option and in their sole discretion on behalf of the several Underwriters and, in such circumstances, the Company shall return the Subscription Certificate for the New Shares and the Bank Confirmation to the Representatives and release any funds already credited to the Capital Increase Account for the benefit of the Representatives.
     (b) Subsequent to Filing. If a Termination Event occurs after all documents required for the registration of the Capital Increase have been filed with the Commercial Register, the Representatives may at their option and in their sole discretion, on behalf of the several Underwriters, terminate this Agreement and request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the application for registration of the Capital Increase with the

Commercial Register. If the application is withdrawn successfully, the obligation of the Representatives to subscribe to the New Shares and the obligation of the Underwriters to acquire the Offered Securities shall terminate and the Company shall return the Subscription Certificate for the New Shares and the Bank Confirmation to the Representatives and release any funds already credited to the Capital Increase Account for the benefit of the Representatives.
     (c) Subsequent to Registration of Capital Increase. If the Termination Event occurs after registration of the Capital Increase or on a date on which the application for the registration of the Capital Increase with the Commercial Register can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the following shall apply:
     (i) the Representatives at their option and in their sole discretion, on behalf of the several Underwriters, may terminate this Agreement and the Pricing Agreement, if any, on behalf of the several Underwriters; provided, however, that the obligation of the Underwriters hereunder to acquire the New Shares at a purchase price equal to the notional par value of the New Shares shall remain in force and survive any such termination. The Representatives may, however, release the other Underwriters of this obligation in their sole discretion. Subject to the foregoing, in the event of any such termination, the obligations of the Underwriters towards the Company and Infineon to acquire and offer Offered Securities terminate. In such circumstances any Existing Shares that have already been transferred shall be retransferred to Infineon.
     (ii) The Representatives shall have the right to sell to Infineon, and Infineon shall have the obligation to purchase from the Representatives all of the New Shares against payment to the Representatives of the notional par value of such New Shares. Any such sale by the Representatives to Infineon shall be consummated within a period of ten business days following the termination notification in accordance with this Section 9.
     (iii) If the sale of the New Shares to Infineon pursuant to subsection (ii) above is not consummated within a period of ten business days following the termination notification in accordance with this Section 9, the Underwriters shall also be entitled to sell the New Shares to any other person or person as they deem best in their sole discretion and, in the event of any such sale, shall forward to the Company any proceeds received by them from such disposition less the amount credited to the Capital Increase Account and less the underwriting commission pursuant to Section 4(l).
     (d) Determination by Company or Infineon. If the Company or Infineon determines that any of the conditions precedent described in Section 8 above is not or not any more fulfilled at any time after execution of this Agreement and prior to the First Closing Date, or that a material adverse change pursuant to Section 8(c)(iii) has occurred, it shall notify the Representatives of such circumstances without undue delay.
     (e) Survival of Provisions. Any termination of this Agreement shall not affect the obligations of the Company and Infineon to indemnify the Underwriters or to contribute to their losses pursuant to Section 10 and to pay costs and expenses pursuant to Section 6; provided, however, that the Company shall not be obligated to pay costs and expenses pursuant to Section 6 if, notwithstanding the performance by the Company of its obligations under Sections 8(b)(i)-(iii), such termination occurs due to a failure by the Representatives to execute and deliver the Pricing Agreement on behalf of the several Underwriters in accordance with Section 8(c)(xii).
     10. Indemnification and Contribution.
(a) Indemnification of Underwriters by the Company and Infineon. The Company and Infineon will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever, whether threatened or commenced, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, whether or not such Indemnified Party is party thereto, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise of or based upon any untrue statement or alleged untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in connection with the enforcement of this provision, with respect to any of the above, as such expenses are incurred; provided, however, that the Company and Infineon will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of the Company and Infineon by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, Infineon, each of their directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the discounts, concession and reallowance figures appearing in the 8th paragraph under the caption “Underwriting”, the information on stabilization contained in 13th to 15th paragraphs under the caption “Underwriting”, and the information on discretionary sales contained in the 16th paragraph under the caption “Underwriting”, and the information on allocations to on-line accounts contained in the 30th paragraph under the caption “Underwriting”.
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party or Underwriter Indemnified Party under this Section or Section 12 of notice of the commencement of any action, such Indemnified Party or Underwriter Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or Section 12, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a)

or (b) above or Section 12 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above or Section 12. In case any such action is brought against any Indemnified Party or Underwriter Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party or Underwriter Indemnified Party (who shall not, except with the consent of the Indemnified Party or Underwriter Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party or Underwriter Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party or Underwriter Indemnified Party under this Section or Section 12 for any legal or other expenses subsequently incurred by such Indemnified Party or Underwriter Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the Indemnified Party or Underwriter Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party or Underwriter Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party or Underwriter Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party or Underwriter Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party or Underwriter Indemnified Party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party or Underwriter Indemnified Party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party or Underwriter Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Infineon on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Infineon on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and Infineon on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Infineon bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Infineon or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party or Underwriter Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party or Underwriter Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, Infineon and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11(d).
     (e) Control Persons. The obligations of the Company and Infineon under this Section or Section 12 shall be in addition to any liability which the Company and Infineon may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and Infineon, to each officer of the Company and Infineon who has signed a Registration Statement and to each person, if any, who controls the Company and Infineon within the meaning of the Act.
     (f) Claims against the Company and Infineon. In making a claim for indemnification or contribution under this Section 10 against the Company or Infineon, the Indemnified Parties may proceed against either (1) both the Company and Infineon jointly or (2) the Company only, but may not proceed solely against Infineon. In the event that the Indemnified Parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense to which this paragraph applies then, as a precondition to any Indemnified Party obtaining indemnification or contribution from Infineon, the Indemnified Parties shall first obtain a final judgment from a trial court that such Indemnified Parties are entitled to indemnity or contribution under this Agreement from the Company and Infineon with respect to such loss, liability, claim, damage or expense (the “Final Judgment”) and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of such demand shall any Indemnified Party have the right to take action to satisfy such Final Judgment by making demand directly on Infineon (but only if and to the extent the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The Indemnified Parties may exercise this right to first seek to obtain payment from the Company and thereafter obtain payment from Infineon without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The Indemnified Parties shall, however, be relieved of their obligation to first obtain a Final Judgment, to seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company to immediately satisfy any such Final Judgment if (A) the Company files a petition for relief under the United Sates Bankruptcy Code (the “Bankruptcy Code”) or the bankruptcy laws of Germany, (B) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code or the bankruptcy laws of Germany , (C) the Company makes an assignment for the benefit of its creditors, or (D) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets.
     11. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and Infineon for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Representatives, the Company, and Infineon for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, then the non-defaulting Representatives may, in their discretion, terminate each Underwriter’s obligation to purchase the Offered Securities (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities any Optional Securities purchased prior to such termination). In the event that a termination pursuant to this Section occurs after the New Shares have been subscribed for by the Representatives in accordance with Section 4(f), the procedures described in Section 9(a) to (c) shall apply by analogy. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     12. Qualified Independent Underwriter. The Company hereby confirms that at its request Credit Suisse has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities. The Company will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.
     13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, Infineon and their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, Infineon or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 hereof or, notwithstanding the performance by the Company of its obligations under Sections 8(b)(i)-(iii), due to a failure by the Representatives to execute and deliver the Pricing Agreement on behalf of the several Underwriters in accordance with Section 4(c), the Company and the Infineon will reimburse the Underwriters for all out-of-pocket expenses in accordance with Section 6(A)(i) and the respective obligations of the Company, Infineon and the Underwriters pursuant to Section 10 hereof and the obligations of the Company pursuant to Section 12 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.
     14. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Qimonda AG, Gustav-Heinemann-Ring 212, 81739 Munich, Attention: [ ] , or if sent to Infineon, will be mailed, delivered or telegraphed and confirmed to Infineon Technologies AG, Am Campeon 1 – 12, 85579 Neubiberg/Munich, Attention: [ ]; provided, however, that any notice to an Underwriter pursuant to Section 10 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.
     16. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     18. Absence of Fiduciary Relationship. The Company and Infineon acknowledge and agree that:

     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or Infineon on the one hand, and the Representatives on the other hand has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or Infineon on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in the Pricing Agreement under the terms of this Agreement was established by the Company and Infineon following discussions and arms-length negotiations with the Representatives and the Company and Infineon are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company and Infineon have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or Infineon and that the Representatives have no obligation to disclose such interests and transactions to the Company or Infineon by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and Infineon waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or Infineon in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     19. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company and Infineon hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and Infineon irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and Infineon irrevocably appoint Qimonda North America Corp. as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or Infineon, as appropriate, by the person serving the same to the respective addresses of the Company or Infineon provided in Section 14, shall be deemed in every respect effective service of process upon the Company or Infineon in any such suit or proceeding. The Company and Infineon further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     The obligation of the Company and Infineon in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and Infineon agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the

Company and Infineon an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

QIMONDA AG

By:
Name:
Title:

By:

Name:
Title:

INFINEON TECHNOLOGIES AG

By:

Name:
Title:

By:

Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Acting on behalf of themselves and as the Representatives of the several Underwriters

Credit Suisse Securities (USA) LLC

By

Name:
Title:

Citigroup Global Markets Inc.

By

Name:
Title:

J.P. Morgan Securities Inc.

By

Name:
Title:

SCHEDULE A
Underwriters

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc

J.P. Morgan Securities Inc

ABN Amro Rothschild LLC

Bayerische Hypo- und Vereinsbank AG

Deutsche Bank Securities Inc.

SCHEDULE B
1.	General Use Free Writing Prospectuses
     “General Use Issuer Free Writing Prospectus” includes each of the following documents:
     1.
     [list any documents]
2.	Other Information Included in the General Disclosure Package
     The following information is also included in the General Disclosure Package:
     1. The initial price to the public of the Offered Securities.
     2. [list other information]]

SCHEDULE C
List of Significant Subsidiaries as defined in Section 2(h) of the Underwriting Agreement
Qimonda Flash GmbH & Co. KG
Qimonda Dresden GmbH & Co. oHG
Qimonda Holding B.V.
Qimonda Investment B.V.
Qimonda Portugal S.A.
Infineon Technologies Flash Ltd.
Qimonda Richmond, LLC
Qimonda North America Corp.
Qimonda Asia Pacific Pte. Ltd.
Qimonda (Melaka) Sdn. Bhd.
Qimonda Module (Suzhou) Co. Ltd.
Qimonda Technologies Suzhou Co. Ltd.

SCHEDULE D
Form of Pricing Agreement
PRICING AGREEMENT dated August 8, 2006
among
(1)	Qimonda AG (the “Company”);

(2)	Infineon Technologies AG (“Infineon”);
(3)	(i)	Credit Suisse Securities (USA) LLC (“Credit Suisse”),

	(ii)	Citigroup Global Markets Inc. (“Citigroup”),

	(iii)	J.P. Morgan Securities Inc. (“J.P. Morgan”), and

	(iv)	the other financial institutions set forth in Schedule A to the Underwriting Agreement as defined herein (the “Other Underwriters”).
Credit Suisse, Citigroup, and J.P. Morgan are collectively referred to as the “Representatives”; the Representatives together with the Other Underwriters as the “Underwriters”.
RECITAL
In an underwriting agreement dated August 8, 2006 (the “Underwriting Agreement”), the Company, Infineon and the Underwriters have agreed that (i) the Company will issue and sell to the several Underwriters the New Shares at the Issue Price per share (plus, in accordance with subsection 4(c) thereof, the Excess Proceeds Amount) and each of the Underwriters will, severally and not jointly, underwrite and purchase from the Company the respective number of New Shares set forth opposite the names of the Underwriters in Schedule A hereto under the column captioned “Number of New Shares to Be Purchased by the Underwriters”, (ii) Infineon will sell to the several Underwriters and each Underwriter will underwrite and purchase from Infineon, severally and not jointly, (x) the respective number of Existing Firm Underlying Shares set forth opposite the name of the Underwriters in Schedule A hereto under the column captioned “Number of Existing Firm Underlying Shares to be Purchased from Infineon”, and (y) in the event the over-allotment option is exercised, the number of Optional Underlying Shares set forth in the column captioned “Number of Optional Underlying Shares to Be Purchased from Infineon if Over-Allotment Exercised in Full”, each at the Offer Price (as defined below) per share less the commissions pursuant to subsection 4(l) thereof, and (iii) the Underwriters will offer the Offered Shares in a public offering to investors in the United States of America and in a private placement to institutional investors internationally pursuant to available private placement exemptions.
DEFINITIONS AND INTERPRETATION
Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.
OFFER PRICE
The Offer Price for the Offered Securities shall be $• for each Offered Security.
NUMBER OF UNDERWRITTEN NEW SHARES AND EXISTING FIRM UNDERLYING SHARES
The total number of New Shares and Existing Firm Underlying Shares shall be 62,000,000 shares.
The number of New Shares and Existing Firm Underlying Shares that each Underwriter has agreed to purchase under the terms and conditions of the Underwriting Agreement shall be as set forth opposite the names of the Underwriters in Schedule A hereto under the column captioned “Number of New Shares to Be Purchased by the Underwriters”.
CONSENT OF THE CORPORATE BODIES OF THE COMPANY
The Company represents and warrants that the necessary corporate bodies of the Company have approved the aforementioned Offer Price and volume.
GOVERNING LAW AND JURISDICTION; MISCELLANEOUS
Governing Law. This Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of the New York.
Jurisdiction. The Company and Infineon hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Pricing Agreement or the transactions contemplated hereby. The Company and Infineon irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Pricing Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and Infineon irrevocably appoint Qimonda North America Corp. as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or Infineon, as appropriate, by the person serving the same to the respective addresses of the Company or Infineon provided in Section 14 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or Infineon in any such suit or proceeding. The Company and Infineon further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Pricing Agreement. The obligation of the Company and Infineon in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and Infineon agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and Infineon an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.
Schedule. Schedule A hereto forms an integral part of this Pricing Agreement.
Amendments to Agreement. Amendments to this Pricing Agreement shall only be made in writing.
Counterparts. This Pricing Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Pricing Agreement to be duly executed and delivered on the date first written above.

QIMONDA AG
By:

By:

INFINEON TECHNOLOGIES AG
By:

By:

The foregoing Pricing Agreement is hereby confirmed and accepted as of the date first above written.
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Acting on behalf of themselves and as the Representatives of the Other Underwriters

Credit Suisse Securities (USA) LLC
By:
Name:
Title:

Citigroup Global Markets Inc.
By:
Name:
Title:

J.P. Morgan Securities Inc.
By:
Name:
Title:

Pricing Agreement — Schedule A
Underwriting Commitments of the Underwriters
The table below sets forth the underwriting commitments of each of the Underwriters with respect to the New Shares and the Existing Firm Underlying Shares:

Number of Optional
		Number of Existing	Underlying Shares
	Number of New	Firm Underlying	to be Purchased
	Shares to Be	Shares to be	from Infineon, if
	Purchased by the	Purchased from	Over-Allotment
Underwriter	Underwriters	Infineon	Exercised in Full	Total
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
ABN AMRO Rothschild LLC
Bayerische Hypo- und Vereinsbank AG
Deutsche Bank Securities Inc.

Total

SCHEDULE E
Jurisdictions listed for purposes of Section 2(m) of the Underwriting Agreement
United States, Canada, Germany, United Kingdom, France, Italy, Spain, Luxemburg, Austria, Belgium, Denmark, Finland, Guernsey, Jersey, The Netherlands, Norway, Portugal, Spain, Sweden, Switzerland

EXHIBIT A
FORM OF SUBSCRIPTION CERTIFICATE

EXHIBIT B
FORM OF BANK CERTIFICATE

EXHIBIT C
FORM OF GLOBAL SHARE CERTIFICATE

EXHIBIT D
FORM OF OPTIONAL SECURITIES

EXHIBIT E
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, German counsel for the Company and Infineon (to be delivered pursuant to section 8(a)(ii) of the Underwriting Agreement)
[To come]

EXHIBIT F
Form of Letter of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft (“KPMG”) (to be delivered pursuant to section 8(b)(i) and 8(c)(i) of the Underwriting Agreement)
We have audited, in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), the combined balance sheets of Qimonda AG (the “Company”) as of September 30, 2004 and 2005, and the related combined statements of operations, business equity and cash flows for each of the years in the two-year period ended September 30, 2005, all included in the Registration Statement (no. 333-•), as amended, on Form F-1 (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Act”); our report with respect thereto is also included in that Registration Statement. The Registration Statement, the preliminary prospectus dated as of •, 2006 (the “Preliminary Prospectus”) and the final prospectus dated as of •, 2006 (the “Final Prospectus”) are herein collectively referred to as the Registration Statement.
In connection with the Registration Statement:
1.	We are an independent registered public accounting firm as required by the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) with respect to the Company and we are independent auditors within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”).

2.	In our opinion, the combined financial statements of the Company audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to September 30, 2005; although we have conducted an audit for the year ended September 30, 2005, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the combined financial statements of the Company as of September 30, 2005 and for the year then ended, but not on the combined financial statements for any interim period within that year. Therefore, we are unable to and do not express an opinion on the unaudited condensed combined balance sheet as of March 31, 2006, and the unaudited condensed combined statements of operations, business equity and cash flows for the six-month periods ended March 31, 2005 and 2006, included in the Registration Statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to September 30, 2005.

4.	For purposes of this letter, we have read the minutes of the general meetings of the shareholders (“Hauptversammlung”), minutes of meetings of the Supervisory Board (“Aufsichtsrat”), including its investing, financing and auditing committees and the Management Board (“Vorstand”) of the Company for the period from October 1, 2005 to August •, 2006, officials of the Company having advised us that the minutes of all such meetings as of that date were set forth therein, except that the minutes for the general meeting of the shareholders held on June 20, 2006 and the meetings of the Management Board held on July 4, 2006, July 11, 2006, and July 18, 2006 have not yet been approved. With respect to the general meeting of the shareholders held on June 20, 2006 and the meetings of the Management Board held on July 4, 2006, July 11, 2006, and July 18, 2006, for which minutes have not been approved, officials of the Company provided us with a description of matters discussed and actions taken therein.

5.	We have carried out other procedures to August •, 2006, as follows (our work did not extend to the period from August •, 2006 to August •, 2006, inclusive).
a.	With respect to the six-month periods ended March 31, 2005 and 2006, we have:
(i)	Performed the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed combined balance sheet as of March 31, 2006 and the unaudited condensed combined statements of operations, business equity, and cash flows of the Company for the six-month periods ended March 31, 2005 and 2006, included in the Registration Statement;

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed combined financial statements referred to in section 5a(i) hereof comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.
b.	With respect to the three- and nine-month periods ended June 30, 2005 and 2006, we have:
(i)	Read the incomplete unaudited condensed combined financial statements of the Company for the three- and nine-month periods ended June 30, 2005 and 2006 furnished to us by the Company and attached to this letter, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to June 30, 2006, were available. The incomplete unaudited condensed combined financial statements for the three- and nine-month periods ended June 30, 2005 and 2006 are incomplete in that they omit statements of business equity and cash flows as well as footnote disclosures.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed combined financial statements referred to in section 5b(i) hereof are stated on a basis substantially consistent with that of the audited combined financial statements included in the Registration Statement.
The foregoing procedures do not constitute an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraphs. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

6.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:
a.	Any material modifications should be made to the unaudited condensed combined financial statements described in section 5a(i) hereof, included in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

b.	The unaudited condensed combined financial statements described in section 5a(i) hereof do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

c.	At June 30, 2006, there was any change in the capital stock, increase in long-term debt or decrease in working capital or shareholders’ equity (business equity) of the Company as compared with amounts shown on the unaudited condensed combined balance sheet as of March 31, 2006 included in the Registration Statement, or

d.	For the period from April 1, 2006 to June 30, 2006, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or in the total or per-share amounts of net income (loss), except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.
7.	As mentioned in section 5b(i) hereof, officials of the Company have advised us that no combined financial statements as of any date or for any period subsequent to June 30, 2006 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after June 30, 2006, have, of necessity, been even more limited than those with respect to the periods referred to in section 5b(i) hereof. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether:
a.	At August •, 2006, there was any change in the capital stock, increase in long-term debt or decrease in working capital or shareholders’ equity (business equity) of the Company as compared with amounts shown on the incomplete unaudited condensed combined balance sheet as of June 30, 2006 attached to this letter, or

b.	For the period from July 1, 2006 to August •, 2006, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or any increase in the total or per-share amounts of net loss.
On the basis of these inquiries and our reading of the minutes as described in section 4 hereof, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases, that the Registration Statement discloses have occurred or may occur.

8.	For purposes of this letter, we have also read the euro or dollar amounts, share amounts, percentages, ratios, and other amounts identified by you on the attached copies of certain pages of the Registration Statement, and have performed the following procedures, which were applied as indicated with respect to the letters explained below. For the purpose of reporting our findings in those instances in which one or both of the compared amounts, percentages or ratios were rounded to some degree and the amounts, percentages or ratios were in agreement except that they were not rounded to the same degree, we have nevertheless stated that we found the compared amounts, ratios and percentages to be in agreement. With respect to disclosure by the Company of any non GAAP financial measures as defined in Regulation G, we make no comment as to whether such measures or the resulting disclosures comply with the requirements of Regulation G or Item 10 of Regulation S-K. With respect to the items identified, we make no comments as to the appropriateness of the Company’s determination to select those items to appear under the captions so presented, we make no comment as to Company’s determination as to what constitutes the appropriate presentation, disclosure or explanation of such items, or their completeness or appropriateness for purposes of the Registration Statement, or the appropriateness of the Company’s computational procedures, because different computational procedures and/or computational bases might produce different results. Also, we make no comment as to the appropriateness or completeness of the Company’s determination of the causes of the increases or decreases in amounts discussed in the Registration Statement.

For the purpose of reporting our findings in the following letters, the term “accounting records” means those records, which officials of the Company represented to us were developed from various sources, including books of original entry, that are collectively subject to the Company’s internal control over financial reporting. Additionally, we make no comment as to the completeness or accuracy of the schedules or amounts developed from the Company’s accounting records.
A.	We compared the euro, dollar, or share amount, ratio, or percentage, as applicable, to the corresponding euro, dollar, or share amount, ratio, or percentage included in the Company’s audited combined financial statements included in the Registration Statement, and found them to be in agreement.

B.	We recalculated the euro, dollar or share amount, ratio, or percentage, as applicable, to the corresponding euro, dollar or share amount, ratio, or percentage using information contained in the Company’s audited combined financial statements included in the Registration Statement, and found them to be in agreement.

C.	We compared the euro, dollar or share amount, ratio, or percentage, as applicable, to the corresponding euro, dollar or share amount, ratio, or percentage included in the Company’s unaudited condensed combined financial statements included in the Registration Statement, and found them to be in agreement.

D.	We recalculated the euro, dollar or share amount, ratio, or percentage, as applicable, to the corresponding euro, dollar or share amount, ratio, or percentage using information contained in the Company’s unaudited condensed combined financial statements included in the Registration Statement, and found them to be in agreement.

E.	We compared or recalculated the euro, dollar, or share amount, ratio, or percentage, as applicable, to the corresponding euro, dollar, or share amount, ratio, or percentage as set forth on or derived from a schedule or analysis derived from the accounting records of the Company subject to the Company’s internal controls over financial reporting, and prepared by the Company’s personnel who have responsibility for financial and accounting matters, and found them to be in agreement.

F.	We compared the euro amount, ratio, or percentage, as appropriate, to the corresponding euro amount, ratio, or percentage as set forth on a schedule or analysis derived from the accounting records of the Company subject to the Company’s internal controls over financial reporting, and prepared by the Company’s personnel who have responsibility for financial and accounting matters, and found them to be in agreement. We make no representation as to whether EBIT, defined by the Company as net income (loss) plus interest expense and income tax expense, is an important measure of performance or whether it is an important metric often used by investors to evaluate the performance of a business. Further, we make no representation as to whether the EBIT financial measure, or the components of the computed amount or the manner in which it is reconciled to the most comparable GAAP measure, is in accordance with the rules adopted by the SEC that apply to registration statements filed under the Act.

G.	We compared the euro amount, ratio, or percentage, as appropriate, to the corresponding euro amount, ratio, or percentage as set forth on a schedule or analysis derived from the accounting records of the Company subject to the Company’s internal controls over financial reporting, and prepared by the Company’s personnel who have responsibility for financial and accounting matters, and found them to be in agreement. We make no representation as to whether Net Cash Position, defined by the Company as cash and cash equivalents plus marketable securities and restricted cash less short term debt, current maturities of long term debt and long term debt, is an important measure of performance or whether it is an important metric often used by investors to evaluate the performance of a business. Further, we make no representation as to whether the Net Cash Position financial measure, or the components of the computed amount or the manner in which it is reconciled to the most comparable GAAP measure, is in accordance with the rules adopted by the SEC that apply to registration statements filed under the Act.

H.	We compared the euro amount, ratio, or percentage, as appropriate, to the corresponding euro amount, ratio, or percentage as set forth on a schedule or analysis derived from the accounting records of the Company subject to the Company’s internal controls over financial reporting, and prepared by the Company’s personnel who have responsibility for financial and accounting matters, and found them to be in agreement. We make no representation as to whether Gross Cash Position, defined by the Company as cash and cash equivalents, marketable securities and restricted cash, is an important measure of performance or whether it is an important metric often used by investors to evaluate the performance of a business. Further, we make no representation as to whether the Gross Cash Position financial measure, or the components of the computed amount or the manner in which it is reconciled to the most comparable GAAP measure, is in accordance with the rules adopted by the SEC that apply to registration statements filed under the Act.

I.	We compared the euro amount, ratio, or percentage, as appropriate, to the corresponding euro amount, ratio, or percentage as set forth on a schedule or analysis derived from the accounting records of the Company subject to the Company’s internal controls over financial reporting, and prepared by the Company’s personnel who have responsibility for financial and accounting matters, and found them to be in agreement. We make no representation as to whether Free Cash Flow, defined by the Company as cashflow from operating and investing activities, excluding purchases or sales of marketable securities, is an important measure of performance or whether it is an important metric often used by investors to evaluate the performance of a business. Further, we make no representation as to whether the Free Cash Flow financial measure, or the components of the computed amount or the manner in which it is reconciled to the most comparable GAAP measure, is in accordance with the rules adopted by the SEC that apply to registration statements filed under the Act.

J.	We compared or recalculated the euro or dollar amount, ratio, or percentage, as applicable, to the corresponding euro or dollar amount, ratio, or percentage as set forth on or derived from a schedule or analysis derived from the accounting records of the Company subject to the Company’s internal controls over financial reporting, and prepared by the Company’s personnel who have responsibility for financial and accounting matters, and found them to be in agreement. However, we make no comment as to the reasonableness of the “Use of Proceeds” or whether such uses will actually take place.

K.	We recalculated the euro amount, ratio, or percentage under the column captioned “As Adjusted” in the section of the Registration Statement under the caption “Capitalization”, based on the assumptions specified in the Registration Statement, and found them to be in agreement. However, we make no comment as to the reasonableness or appropriateness, nor as to the ultimate amount or use of proceeds.

L.	We compared the euro amount, ratio, or percentage, as appropriate, to the corresponding euro amount, ratio, or percentage as set forth on a schedule or analysis derived from the accounting records of the Company subject to the Company’s internal controls over financial reporting, and prepared by the Company’s personnel who have responsibility for financial and accounting matters, and found them to be in agreement. We make no representation as to whether the Equity-to-Fixed-Assets ratio, defined by the Company as total business equity divided by property, plant, and equipment, net, is an important measure of performance or whether it is an important metric often used by investors to evaluate the performance of a business. Further, we make no representation as to whether the Equity-to-Fixed-Assets financial measure, or the components of the computed amount or the manner in which it is reconciled to the most comparable GAAP measure, is in accordance with the rules adopted by the SEC that apply to registration statements filed under the Act.

M.	We compared the euro amount, ratio, or percentage, as appropriate, to the corresponding euro amount, ratio, or percentage as set forth on a schedule or analysis derived from the accounting records of the Company subject to the Company’s internal controls over financial reporting, and prepared by the Company’s personnel who have responsibility for financial and accounting matters, and found them to be in agreement. We make no representation as to whether the Debt-to-Equity ratio, defined by the Company as total liabilities divided by total business equity, is an important measure of performance or whether it is an important metric often used by investors to evaluate the performance of a business. Further, we make no representation as to whether the Debt-to-Equity financial measure, or the components of the computed amount or the manner in which it is reconciled to the most comparable GAAP measure, is in accordance with the rules adopted by the SEC that apply to registration statements filed under the Act.
We make no representation regarding the following:
•	The beneficial ownership of shares issued by the Company;

•	The number of shares ultimately to be sold or the price per share at which they may ultimately be sold;

•	The status of shares outstanding after the offering for purposes of federal securities law;

•	The appropriateness or completeness of the Company’s determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risk or with respect to the reasonableness of the assumptions underlying the disclosures;
9.	Our audit of the combined financial statements for periods referred to in the introductory paragraphs of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts, percentages, ratios, or summaries of selected transactions, and, accordingly, we express no opinion thereon.

10.	It should be understood that our procedures with respect to the information contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations (the MD&A) included in the Registration Statement, were limited to applying the procedures stated above, and therefore, we make no representations regarding the adequacy of the discussion contained therein, whether any facts have been omitted, or regarding the adequacy of the disclosures in the MD&A, other than with respect to the results of the procedures performed as described in the preceding paragraphs above.

11.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in section 8 hereof; also, such procedures would not necessarily reveal any material misstatement of the amounts, ratios, or percentages identified by you on the attached pages of the Registration Statement. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

12.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their own investigation of the affairs of the Company in connection with the offering of securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that references may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

EXHIBIT G
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and Infineon (to be delivered pursuant to section 8(b)(ii) of the Underwriting Agreement)
[To come]

EXHIBIT H
Form of Disclosure Letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and Infineon (to be delivered pursuant to section 8(b)(ii) of the Underwriting Agreement)
[To come]

Exhibit I
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and Infineon (to be delivered pursuant to section 8(c)(iv) of the Underwriting Agreement)
[To come]

EXHIBIT J
Form of Disclosure Letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and Infineon (to be delivered pursuant to section 8(c)(iv) of the Underwriting Agreement)
[To come]

EXHIBIT K
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, German counsel for Holding (to be delivered pursuant to section 8(c)(v) of the Underwriting Agreement)
[To come]

63